CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference of our report dated January 29, 1999 (which report contains an emphasis of a matter paragraph referring significant uncertainties relating to the consolidated financial statements of American Access Technologies, Inc. and Subsidiary appearing in such company's Annual Report on form 10-K5B for the year ended December 31, 1998.




                            /s/ Rachlin Cohen & Holtz
                            -------------------------
                              RACHLIN COHEN & HOLTZ


Fort Lauderdale, Florida
February 24, 1999